UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   March 28, 2007 (March 28, 2007)

Allied Security Holdings LLC

(Exact Name of Registrant as Specified in Charter)

Commission File Number:  333-119127

Delaware	20-1379003
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

3606 Horizon Drive, King of Prussia, PA 19406

(Address of Principal Executive Offices)

(Zip Code)

(610) 239-1260

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a).

Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Allied Security Holdings LLC (the “Company”), in its previously issued financial statements, capitalized all uniform purchases and then amortized these costs over a 36-month period beginning in the month following acquisition.  The related amortization was classified as depreciation and amortization and was excluded from cost of revenues in the Company’s Consolidated Statements of Operations.  The Company has now determined that uniforms should be expensed at the time of receipt.  In addition, the Company has now determined that the cost of uniforms should be included in cost of revenues in the Consolidated Statement of Operations.  As a result, the Company will restate its financial statements and accompanying notes for the correction of these mistakes in the application of U.S. generally accepted accounting principles as of and for the year ended December 31, 2002, the period from January 1, 2003 to February 18, 2003, the period from February 19, 2003, to December 31, 2003, the years ended December 31, 2004 and 2005 and the quarters in the year ended December 31, 2005 and in the nine-month period ended September, 2006.  The correction of these mistakes in the application of U.S. generally accepted accounting principles has no impact on the Company’s cash position, cash outflows or financial covenants under the Company’s senior secured credit facility.  The restated financial statements as of and for these periods will be provided in the Company’s Form 10-K for the year ended December 31, 2006.

As a result of the foregoing, on March 28, 2007, the Board of Managers of the Company concluded that the Company's financial statements as of and for the year ended December 31, 2002, the period from January 1, 2003 to February 18, 2003, the period from February 19, 2003 to December 31, 2003, the years ended December 31, 2004 and 2005, and the first three quarters of 2006, should no longer be relied upon.  The Company’s management and the Audit Committee of the Company’s Board of Managers have discussed these matters with the Company’s independent accountants, Ernst & Young LLP.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2007

ALLIED SECURITY HOLDINGS LLC

By:	/s/ William A. Torzolini________
William A. Torzolini
Chief Financial Officer
(Principal Financial Officer)

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